UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

PULTEGROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2010, PulteGroup, Inc (the “Company”) held its 2010 Annual Meeting of Shareholders. The following matters were considered and acted upon, with the results indicated below.

Election of Directors	Shares Voted For	Shares Withheld	Broker Non-Votes
Richard J. Dugas, Jr. (a)	287,483,616	31,644,232	25,701,528
Timothy R. Eller (b)	297,314,978	21,812,870	25,701,528
David N. McCammon (a)	226,679,225	92,448,623	25,701,528
Clint W. Murchison, III (b)	313,267,507	5,860,341	25,701,528
James J. Postl (a)	312,550,201	6,577,647	25,701,528
Thomas M. Schoewe (c)	313,373,122	5,754,726	25,701,528

(a)	Elected to serve a three-year term expiring in 2013.
(b)	Elected to serve a two-year term expiring in 2012.
(c)	Elected to serve a one-year term expiring in 2011.

The following directors have terms of office that will expire in 2011 or 2012 and accordingly, were not up for election at our Annual Meeting of Shareholders held on May 12, 2010:

2011	2012
Cheryl W. Grisé	Debra J. Kelly-Ennis
Brian P. Anderson	Bernard W. Reznicek
Patrick J. O’Leary

	For	Against	Abstaining	Non-Votes
Amendment to restated Articles of Incorporation to declassify the board of directors and provide for the annual election of directors	342,996,631	1,560,284	272,461	—

Approval of the Section 382 Rights Agreement	220,812,496	97,705,000	610,352	25,701,528

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	329,212,340	15,396,124	220,912	—

Director election majority vote standard proposal	146,554,129	172,282,630	291,089	25,701,528

Independent Chairman of the Board proposal	96,507,656	220,768,534	1,851,658	25,701,528

Performance-based option proposal	108,303,626	210,548,750	275,472	25,701,528

Proposal requesting advisory vote on executive compensation	126,319,639	144,757,939	48,050,270	25,701,528

Share retention proposal	78,846,099	239,684,943	596,806	25,701,528

Shareholder expense reimbursement proposal	98,119,093	212,086,627	8,922,128	25,701,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: May 13, 2010	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President, General Counsel and Secretary

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